Exhibit 99.1

Investor Contact: Scott W. Dudley Jr. 314-342-0878 Scott.Dudley@SpireEnergy.com Media Contact: Jessica B. Willingham 314-342-3300 Jessica.Willingham@SpireEnergy.com

Spire Announces Steve Lindsey as President and CEO

Board of Directors Concludes Comprehensive Executive Search Process

ST. LOUIS (September 21, 2023) - Spire Inc. (NYSE: SR) today announced that, effective October 1, 2023, Steven L. Lindsey has been named its president and chief executive officer and has been appointed to Spire’s Board of Directors. Steve, who currently serves as Spire’s executive vice president and chief operating officer, will succeed Suzanne Sitherwood who announced earlier this year her intention to retire at the end of December.

“After concluding a thoughtful and comprehensive executive search process and considering a number of well-qualified candidates, the Board of Directors is very pleased that Steve Lindsey will take on the role of leading Spire into the future. Steve is an accomplished executive leader, with deep knowledge of the industry and of Spire – and he has a proven history of building high performance teams and delivering results,” said Ed Glotzbach, chair of Spire Inc.’s Board of Directors. “Under Suzanne's leadership, Spire has experienced significant growth and transformation. We believe that Steve’s leadership and expertise will continue to support Spire’s vision and build upon our long-term future strategy for success.”

“Spire is very fortunate to have Steve’s leadership as the company continues to evolve and innovate, deliver on the promise of exceptional service to our customers, and grow shareholder value,” said Suzanne Sitherwood, who has served as Spire’s president since 2011, and its chief executive officer since 2012. Suzanne will continue to serve as senior advisor and a member of the Board through December 31, 2023.

Prior to Steve’s 11 years in executive roles with Spire, he spent 23 years in the natural gas utility business at AGL Resources, most recently serving as president of Atlanta Gas Light, Chattanooga Gas and Florida City Gas and as senior vice president of southern operations.

“Natural gas is a key part of this country’s energy future. At Spire, we’re focused on delivering affordable, reliable and safe energy to our customers, while delivering value to our shareholders. I’m honored to have been part of Spire’s journey of growth and evolution over the last 11 years, and I look forward to working with the talented and dedicated employees of Spire as we continue to move the company and the energy industry forward,” said Steve.

Steve’s industry leadership includes service as a board member of the Southern Gas Association where he served as Chair in 2022 and he also is a member of the Executive Council for the American Gas Association. He earned a mechanical engineering degree from Georgia Institute of Technology.

Steve believes in being actively engaged in the communities where Spire serves. His volunteer board service includes the Regional Business Council of St. Louis, Missouri Chamber of Commerce, St. Louis Children’s Hospital, St. Louis Sports Commission, Missouri Energy Development Association, and the Kansas City Civic Council.

About Spire

At Spire Inc. (NYSE: SR) we believe energy exists to help make people’s lives better. It’s a simple idea, but one that’s at the heart of our company. Every day we serve 1.7 million homes and businesses making us one of the largest publicly traded natural gas companies in the country. We help families and business owners fuel their daily lives through our gas utilities serving Alabama, Mississippi and Missouri. Our natural gas-related business segments include Gas Marketing and Midstream. We are committed to transforming our business through growing organically, investing in infrastructure, and advancing through innovation. Learn more at SpireEnergy.com.

Forward-Looking Information

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements with respect to Spire’s leadership succession plan. Actual results may be affected by various uncertainties and risk factors, many of which are beyond the Company’s control, including risks associated with the Company’s ability to implement its succession plan, as well as the uncertainties and risks described in the Company’s annual (Form 10-K) filing with the Securities and Exchange Commission, more complete descriptions and listings of which can be found in such filing.